Exhibit 10.1.25

TERRA INDUSTRIES INC.

DESCRIPTION OF COMPENSATORY ARRANGEMENTS FOR 2005

APPLICABLE TO NAMED EXECUTIVE OFFICERS

Set forth below are compensatory arrangements as of March 1, 2005, applicable to Terra’s current executive officers who will be named in the summary compensation table of Terra’s proxy statement for the 2005 annual meeting of shareholders (“Named Executive Officers”). These arrangements are in addition to the various other compensatory plans and arrangements in which Terra’s Named Executive Officers participate and which are filed as exhibits to this report on Form 10-K for the year ended December 31, 2004.

Annual Base Pay

Michael L. Bennett	$450,000
President and Chief Executive Officer

Francis G. Meyer	$325,000
Senior Vice President and Chief Financial Officer

W. Mark Rosenbury	$250,000
Senior Vice President and Chief Administrative Officer

Mark A. Kalafut	$210,000
Vice President, General Counsel and Corporate Secretary

Richard S. Sanders Jr.	$185,000
Vice President, Manufacturing

Executive Retention Agreements

Each of the Named Executive Officers has entered into an executive retention agreement, the details of which are set out in Terra’s proxy statement under the caption “Employee Contracts, Termination of Employment and Change of Control Arrangements.”

Bonuses

Each of the Named Executive Officers received a bonus for 2004, payable in 2005, the details of which are set out in Terra’s proxy statement in the Summary Compensation Table.